Cincinnati Bell Inc. Reports Third Quarter 2011 Results

•	Highest quarterly revenues since 2003, driven by growth in Data Center Colocation and IT Services and Hardware

•	Data Center Colocation Adjusted EBITDA increases 9 percent over the third quarter of 2010

•	Net income increase of 21 percent over the third quarter of 2010

•	Stock buyback of $10 million completed in the third quarter

CINCINNATI - November 3, 2011 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the third quarter of 2011. For the quarter, revenues were $369 million, up 5 percent compared to the third quarter of 2010, driven primarily by a 26 percent increase in IT Services and Hardware sales and an 18 percent increase in Data Center Colocation revenue. Operating income was $86 million in the quarter, including an $8 million gain on the sale of the Company's home security business. Net income was $18 million in the quarter, a 21 percent increase over the same period a year ago. Diluted earnings per share in the quarter were 7 cents, up from 6 cents in the third quarter of 2010. Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) in the third quarter of 2011 totaled $133 million, down slightly from $135 million in the same period of 2010. Adjusted EBITDA excludes the gain on sale of assets and other special items shown in the accompanying tables.

In the first nine months of 2011, Cincinnati Bell generated revenues of $1.1 billion, up 8 percent compared to revenues of $1.0 billion in the same period in 2010. Operating income increased to $250 million, up $16 million, or 7 percent, over the comparable 2010 period. Adjusted EBITDA for the first nine months of this year was $413 million, up $21 million compared to 2010, primarily due to the acquisition of CyrusOne in June 2010. Net income for the year-to-date period was $49 million, up $2 million over the comparable 2010 period, resulting in diluted earnings per share of 21 cents.

“We delivered another strong performance in the third quarter, building on the solid results that we generated during the first half of the year,” said Jack Cassidy, president and chief executive officer. “In particular, data center colocation growth continues to be robust, as we signed up customers for an additional 30,000 square feet of data center space in the third quarter. The company's results reflect the tremendous work of our team to deliver on our growth strategies and cost out initiatives, and we are well-positioned to deliver our 2011 earnings guidance.”

Quarterly Highlights

•
Data Center Colocation revenue of $47 million for the quarter represents a $7 million, or 18 percent, increase from a year ago, while Adjusted EBITDA of $25 million reflects a 9 percent increase. During the third quarter, the company added 67,000 square feet of data center space and sold 30,000 square feet, enabling the segment's utilization to remain high at 86 percent.

•
Wireline revenues for the quarter were $183 million, representing only a one percent decrease from both the third quarter of 2010 and the second quarter of 2011. Revenues have remained stable despite continued access line losses, as the Company continues to attract customers to its Fioptics suite of products. Adjusted EBITDA for the quarter fell to $87 million, a 2 percent decrease from the third quarter of 2010, and the Wireline Adjusted EBITDA margin[2] of 48 percent was comparable to the same period in 2010.

•
The IT Services and Hardware segment continued its growth trend, generating revenues of $79 million, a 26 percent increase from the third quarter of 2010 driven primarily by improved hardware sales. Increased spending by business customers on information technology equipment continues to drive growth in this business.

•	In August 2011, Cincinnati Bell sold its home security business for approximately $12 million, resulting in a pre-tax gain of $8 million.

•	Also during the third quarter, the company used $10 million to repurchase 3.2 million shares of its common stock.

Financial and Operations Review
“In the third quarter, we delivered our highest revenue in more than eight years and continued to see strong growth and high utilization in our data center colocation segment. The expansion of our data center operations continues, and we expect to finish construction on an additional 30,000 square feet of data center space in the fourth quarter,” said Kurt Freyberger, chief financial officer. “We were also pleased to sell our non-core home security business during the third quarter for proceeds of more than $10 million, and to complete a shareholder-friendly buyback of our stock for $10 million.”

Data Center Colocation Segment
Revenue for the quarter totaled $47 million, an increase of $7 million or 18 percent from a year ago, primarily due to the data center capacity added since the acquisition of CyrusOne. During the quarter, the Company constructed 67,000 square feet of additional data center space, increasing capacity to 736,000 square feet, and sold an additional 30,000 square feet which resulted in quarter-end utilization of 86 percent. Operating income of $11 million in the quarter reflects a 3 percent increase from the third quarter of 2010 while Adjusted EBITDA of $25 million represents an increase of 9 percent. The segment's Adjusted EBITDA margin continues to be strong at 53 percent.

Wireline Segment
Wireline revenue for the quarter was $183 million, down only 1 percent, from both the third quarter of 2010 and the second quarter of 2011. Operating income for the quarter was $65 million, including an $8 million gain on the sale of the company's home security business, compared to $59 million in the third quarter of 2010. Adjusted EBITDA amounted to $87 million, a decrease of $2 million, or 2 percent, from a year ago. Adjusted EBITDA margin continued to be strong at 48 percent, comparable to a year ago. On-going access line losses continue to negatively impact Wireline's voice revenues. However, growth from the segment's entertainment, data and VoIP products, combined with the company's continuing cost reductions, have enabled Wireline to maintain its strong Adjusted EBITDA margin.

During the quarter, Wireline added 4,000 Fioptics entertainment subscribers, bringing the total to 38,000 customers. Driven primarily by its recently-launched IPTV platform, the company passed 25,000 additional homes and businesses with Fioptics during the quarter, bringing the total number of units passed to 115,000. Wireline expects to pass approximately 25,000 additional units during the fourth quarter.

Wireless Segment
Wireless revenue decreased by $5 million, or 6 percent, compared to the third quarter of 2010, driven largely by an 8 percent decrease in postpaid subscribers. Operating income for the quarter was $12 million, reflecting a decrease of $4 million from the third quarter of 2010, while Adjusted EBITDA decreased to $20 million from $24 million in the third quarter of 2010. Adjusted EBITDA margin decreased to 29 percent from the 33 percent attained a year ago, driven primarily by subscriber losses.

Total wireless subscribers decreased to 472,000 at the end of the quarter, from 501,000 at the end of the third quarter of 2010. Compared to a year ago, postpaid churn in the quarter improved slightly to 2.1 percent from 2.3 percent, while prepaid churn weakened to 7.3 percent from 6.3 percent. Postpaid average revenue per user (ARPU) in the third quarter was $50.36, comparable to both the third quarter of 2010 and the second quarter of 2011. Consistent with the trends noted in previous quarters, data ARPU increased by 23 percent compared to the third quarter of 2010, fully offsetting the 7 percent decline in voice ARPU over the comparable period.

The Company added 5,000 net postpaid smartphone subscribers during the quarter, bringing the total number of these subscribers to 103,000 at the end of the third quarter. Postpaid smartphone subscribers now represent 32 percent of the total postpaid subscribers, up from 25 percent a year ago. Prepaid smartphone subscribers numbered 17,000 at the end of the quarter, a 183 percent increase from a year ago while prepaid ARPU of $28.48 reflects a 3 percent increase from the second quarter of 2011 and a 5 percent decrease from the third quarter of 2010.

IT Services and Hardware Segment
Quarterly revenue was $79 million compared to $63 million in the third quarter of 2010, primarily as a result of an increase in hardware sales totaling $12 million, or 29 percent. Revenues from professional and managed services also increased by $4 million, or 20 percent, compared to the third quarter of last year. Operating income for the quarter was $4 million, double that of the third quarter of 2010, while Adjusted EBITDA of $6 million reflects a $2 million increase from the 2010 third quarter. Adjusted EBITDA margin was 8 percent, up from 6 percent a year ago, due to higher revenues and cost management initiatives.

2011 Outlook
Cincinnati Bell management reaffirms its 2011 financial guidance:

Category	2011 Guidance
Revenue	$1.4 billion
Adjusted EBITDA	Approx. $545 million*
Free Cash Flow[3]	Approx. $5 million

*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the third quarter of 2011. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1078. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 10:00 a.m. on Thursday November 17, 2011. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 7824086. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, free cash flow, net income excluding special items, and net debt. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The Company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, components of pension and other retirement plan costs related to interest costs, asset returns, and amortization of actuarial gains and losses, and other special items.

2Adjusted EBITDA margin provides a useful measure of operational performance. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The Company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the Company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions-including local, long distance, data, Internet, entertainment and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, Cincinnati Bell provides best-in-class data center colocation services to its enterprise customers through its facilities with fully redundant power and cooling solutions that are currently located in the Midwest, Texas and London. Complementing the colocation products, Cincinnati Bell also offers complex information technology solutions like managed services and technology staffing. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2011	2010	$	%	2011	2010	$	%

Revenue	$368.8	$351.9	$16.9	5%	$1,097.1	$1,014.2	$82.9	8%

Costs and expenses
Cost of services and products	174.6	152.8	21.8	14%	502.8	432.7	70.1	16%
Selling, general and administrative	66.5	68.3	(1.8)	(3)%	197.7	202.7	(5.0)	(2)%
Depreciation and amortization	49.1	48.2	0.9	2%	146.3	129.7	16.6	13%
Gain on sale of assets	(8.4)	—	(8.4)	n/m	(8.4)	—	(8.4)	n/m
Curtailment loss	—	—	—	n/m	4.2	—	4.2	n/m
Restructuring charges	—	—	—	n/m	—	5.2	(5.2)	n/m
Acquisition costs	0.7	—	0.7	n/m	2.6	9.1	(6.5)	(71)%
Asset impairment	—	—	—	n/m	1.6	—	1.6	n/m

Operating income	86.3	82.6	3.7	4%	250.3	234.8	15.5	7%

Interest expense	53.3	52.0	1.3	3%	161.2	131.5	29.7	23%
Loss on extinguishment of debt	—	—	—	n/m	—	10.4	(10.4)	n/m
Other expense, net	—	—	—	n/m	—	0.1	(0.1)	n/m

Income before income taxes	33.0	30.6	2.4	8%	89.1	92.8	(3.7)	(4)%
Income tax expense	15.4	16.1	(0.7)	(4)%	40.1	45.9	(5.8)	(13)%

Net income	17.6	14.5	3.1	21%	49.0	46.9	2.1	4%

Preferred stock dividends	2.6	2.6	—	n/m	7.8	7.8	—	n/m

Net income applicable to common shareowners	$15.0	$11.9	$3.1	26%	$41.2	$39.1	$2.1	5%

Basic earnings per common share	$0.08	$0.06			$0.21	$0.19
Diluted earnings per common share	$0.07	$0.06			$0.21	$0.19

Weighted average common shares outstanding
(in millions)
- Basic	196.5	201.2			197.4	201.0
- Diluted	200.6	204.2			200.4	204.9

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	September 30,	June 30,	Change
	2011	2011	$	%

Revenue	$368.8	$367.5	$1.3	0%

Costs and expenses
Cost of services and products	174.6	169.0	5.6	3%
Selling, general and administrative	66.5	66.6	(0.1)	0%
Depreciation and amortization	49.1	48.8	0.3	1%
Gain on sale of assets	(8.4)	—	(8.4)	n/m
Curtailment loss	—	4.2	(4.2)	n/m
Acquisition costs	0.7	0.8	(0.1)	(13)%
Asset impairment	—	0.5	(0.5)	n/m

Operating income	86.3	77.6	8.7	11%

Interest expense	53.3	53.4	(0.1)	0%

Income before income taxes	33.0	24.2	8.8	36%
Income tax expense	15.4	10.7	4.7	44%

Net income	17.6	13.5	4.1	30%

Preferred stock dividends	2.6	2.6	—	n/m

Net income applicable to common shareowners	$15.0	$10.9	$4.1	38%

Basic earnings per common share	$0.08	$0.06

Diluted earnings per common share	$0.07	$0.05

Weighted average common shares outstanding
(in millions)
- Basic	196.5	198.0
- Diluted	200.6	201.0

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2011	2010	$	%	2011	2010	$	%
Wireline
Revenue
Voice - local service	$69.1	$76.5	$(7.4)	(10)%	$214.1	$237.3	$(23.2)	(10)%
Data	73.5	71.2	2.3	3%	217.3	212.6	4.7	2%
Long distance and VoIP	28.0	26.8	1.2	4%	83.3	78.5	4.8	6%
Entertainment	7.0	4.7	2.3	49%	19.4	11.6	7.8	67%
Other	5.1	6.0	(0.9)	(15)%	17.7	19.6	(1.9)	(10)%

Total revenue	182.7	185.2	(2.5)	(1)%	551.8	559.6	(7.8)	(1)%

Operating costs and expenses
Cost of services and products	68.7	65.0	3.7	6%	202.2	191.9	10.3	5%
Selling, general and administrative	31.6	35.0	(3.4)	(10)%	97.0	106.2	(9.2)	(9)%
Depreciation and amortization	25.6	26.3	(0.7)	(3)%	76.1	77.2	(1.1)	(1)%
Other*	(8.4)	—	(8.4)	n/m	(3.7)	3.3	(7.0)	n/m

Total operating costs and expenses	117.5	126.3	(8.8)	(7)%	371.6	378.6	(7.0)	(2)%

Operating income	$65.2	$58.9	$6.3	11%	$180.2	$181.0	$(0.8)	0%

Wireless
Revenue
Service	$62.3	$67.1	$(4.8)	(7)%	$192.0	$204.8	$(12.8)	(6)%
Equipment	5.8	5.7	0.1	2%	17.2	14.9	2.3	15%

Total revenue	68.1	72.8	(4.7)	(6)%	209.2	219.7	(10.5)	(5)%

Operating costs and expenses
Cost of services and products	34.2	34.6	(0.4)	(1)%	98.1	99.0	(0.9)	(1)%
Selling, general and administrative	14.3	14.4	(0.1)	(1)%	41.8	43.1	(1.3)	(3)%
Depreciation and amortization	8.0	8.1	(0.1)	(1)%	25.1	25.4	(0.3)	(1)%
Other*	—	—	—	n/m	1.1	—	1.1	n/m

Total operating costs and expenses	56.5	57.1	(0.6)	(1)%	166.1	167.5	(1.4)	(1)%

Operating income	$11.6	$15.7	$(4.1)	(26)%	$43.1	$52.2	$(9.1)	(17)%

Data Center Colocation
Revenue	$47.1	$40.0	$7.1	18%	$135.6	$84.7	$50.9	60%

Operating costs and expenses
Cost of services	15.8	12.1	3.7	31%	43.9	26.8	17.1	64%
Selling, general and administrative	6.8	5.1	1.7	33%	17.4	11.3	6.1	54%
Depreciation and amortization	13.2	11.8	1.4	12%	38.2	21.6	16.6	77%

Total operating costs and expenses	35.8	29.0	6.8	23%	99.5	59.7	39.8	67%

Operating income	$11.3	$11.0	$0.3	3%	$36.1	$25.0	$11.1	44%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$54.3	$42.1	$12.2	29%	$156.1	$118.8	$37.3	31%
Managed services	16.7	14.3	2.4	17%	46.8	39.4	7.4	19%
Professional services	7.9	6.2	1.7	27%	22.0	18.3	3.7	20%

Total revenue	78.9	62.6	16.3	26%	224.9	176.5	48.4	27%

Operating costs and expenses
Cost of services and products	63.0	49.0	14.0	29%	180.6	138.9	41.7	30%
Selling, general and administrative	9.7	9.9	(0.2)	(2)%	29.0	30.3	(1.3)	(4)%
Depreciation and amortization	2.2	1.9	0.3	16%	6.6	5.2	1.4	27%
Other*	—	—	—	n/m	—	1.8	(1.8)	n/m

Total operating costs and expenses	74.9	60.8	14.1	23%	216.2	176.2	40.0	23%

Operating income	$4.0	$1.8	$2.2	122%	$8.7	$0.3	$8.4	n/m

	*Other includes: gain on sale of assets, restructuring charges, curtailment loss, and asset impairment.

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	September 30,	June 30,	Change
	2011	2011	$	%
Wireline
Revenue
Voice - local service	$69.1	$71.8	$(2.7)	(4)%
Data	73.5	72.7	0.8	1%
Long distance and VoIP	28.0	27.5	0.5	2%
Entertainment	7.0	6.6	0.4	6%
Other	5.1	6.6	(1.5)	(23)%

Total revenue	182.7	185.2	(2.5)	(1)%

Operating costs and expenses
Cost of services and products	68.7	67.6	1.1	2%
Selling, general and administrative	31.6	32.4	(0.8)	(2)%
Depreciation and amortization	25.6	25.1	0.5	2%
Other*	(8.4)	4.7	(13.1)	n/m

Total operating costs and expenses	117.5	129.8	(12.3)	(9)%

Operating income	$65.2	$55.4	$9.8	18%

Wireless
Revenue
Service	$62.3	$64.6	$(2.3)	(4)%
Equipment	5.8	5.1	0.7	14%

Total revenue	68.1	69.7	(1.6)	(2)%

Operating costs and expenses
Cost of services and products	34.2	31.9	2.3	7%
Selling, general and administrative	14.3	14.2	0.1	1%
Depreciation and amortization	8.0	8.4	(0.4)	(5)%
Total operating costs and expenses	56.5	54.5	2.0	4%

Operating income	$11.6	$15.2	$(3.6)	(24)%

Data Center Colocation
Revenue	$47.1	$45.1	$2.0	4%

Operating costs and expenses
Cost of services	15.8	14.4	1.4	10%
Selling, general and administrative	6.8	4.9	1.9	39%
Depreciation and amortization	13.2	13.0	0.2	2%
Total operating costs and expenses	35.8	32.3	3.5	11%

Operating income	$11.3	$12.8	$(1.5)	(12)%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$54.3	$53.3	$1.0	2%
Managed services	16.7	15.2	1.5	10%
Professional services	7.9	7.2	0.7	10%

Total revenue	78.9	75.7	3.2	4%

Operating costs and expenses
Cost of services and products	63.0	62.6	0.4	1%
Selling, general and administrative	9.7	9.4	0.3	3%
Depreciation and amortization	2.2	2.2	—	n/m
Total operating costs and expenses	74.9	74.2	0.7	1%

Operating income	$4.0	$1.5	$2.5	167%

	*Other includes gain on sale of assets, and curtailment loss.

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2011	2010	$	%	2011	2010	$	%
Revenue
Wireline	$182.7	$185.2	$(2.5)	(1)%	$551.8	$559.6	$(7.8)	(1)%
Wireless	68.1	72.8	(4.7)	(6)%	209.2	219.7	(10.5)	(5)%
Data Center Colocation	47.1	40.0	7.1	18%	135.6	84.7	50.9	60%
IT Services and Hardware	78.9	62.6	16.3	26%	224.9	176.5	48.4	27%
Eliminations	(8.0)	(8.7)	0.7	8%	(24.4)	(26.3)	1.9	7%

Total revenue	$368.8	$351.9	$16.9	5%	$1,097.1	$1,014.2	$82.9	8%

Cost of Services and Products
Wireline	$68.7	$65.0	$3.7	6%	$202.2	$191.9	$10.3	5%
Wireless	34.2	34.6	(0.4)	(1)%	98.1	99.0	(0.9)	(1)%
Data Center Colocation	15.8	12.1	3.7	31%	43.9	26.8	17.1	64%
IT Services and Hardware	63.0	49.0	14.0	29%	180.6	138.9	41.7	30%
Eliminations	(7.1)	(7.9)	0.8	10%	(22.0)	(23.9)	1.9	8%

Total cost of services and products	$174.6	$152.8	$21.8	14%	$502.8	$432.7	$70.1	16%

Selling, General and Administrative
Wireline	$31.6	$35.0	$(3.4)	(10)%	$97.0	$106.2	$(9.2)	(9)%
Wireless	14.3	14.4	(0.1)	(1)%	41.8	43.1	(1.3)	(3)%
Data Center Colocation	6.8	5.1	1.7	33%	17.4	11.3	6.1	54%
IT Services and Hardware	9.7	9.9	(0.2)	(2)%	29.0	30.3	(1.3)	(4)%
Corporate and eliminations	4.1	3.9	0.2	5%	12.5	11.8	0.7	6%

Total selling, general and administrative	$66.5	$68.3	$(1.8)	(3)%	$197.7	$202.7	$(5.0)	(2)%

Depreciation and Amortization
Wireline	$25.6	$26.3	$(0.7)	(3)%	$76.1	$77.2	$(1.1)	(1)%
Wireless	8.0	8.1	(0.1)	(1)%	25.1	25.4	(0.3)	(1)%
Data Center Colocation	13.2	11.8	1.4	12%	38.2	21.6	16.6	77%
IT Services and Hardware	2.2	1.9	0.3	16%	6.6	5.2	1.4	27%
Corporate	0.1	0.1	—	n/m	0.3	0.3	—	n/m

Total depreciation and amortization	$49.1	$48.2	$0.9	2%	$146.3	$129.7	$16.6	13%

Other*
Wireline	$(8.4)	$—	$(8.4)	n/m	$(3.7)	$3.3	$(7.0)	n/m
Wireless	—	—	—	n/m	1.1	—	1.1	n/m
IT Services and Hardware	—	—	—	n/m	—	1.8	(1.8)	n/m
Corporate	0.7	—	0.7	n/m	2.6	9.2	(6.6)	(72)%

Total other	$(7.7)	$—	$(7.7)	n/m	$—	$14.3	$(14.3)	n/m

Operating Income
Wireline	$65.2	$58.9	$6.3	11%	$180.2	$181.0	$(0.8)	0%
Wireless	11.6	15.7	(4.1)	(26)%	43.1	52.2	(9.1)	(17)%
Data Center Colocation	11.3	11.0	0.3	3%	36.1	25.0	11.1	44%
IT Services and Hardware	4.0	1.8	2.2	122%	8.7	0.3	8.4	n/m
Corporate	(5.8)	(4.8)	(1.0)	(21)%	(17.8)	(23.7)	5.9	25%

Total operating income	$86.3	$82.6	$3.7	4%	$250.3	$234.8	$15.5	7%

	*Other includes: gain on sale of assets, restructuring charges, curtailment loss, acquisition costs, and asset impairment

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months Ended
	September 30,	June 30,	Change
	2011	2011	$	%
Revenue
Wireline	$182.7	$185.2	$(2.5)	(1)%
Wireless	68.1	69.7	(1.6)	(2)%
Data Center Colocation	47.1	45.1	2.0	4%
IT Services and Hardware	78.9	75.7	3.2	4%
Eliminations	(8.0)	(8.2)	0.2	2%

Total revenue	$368.8	$367.5	$1.3	0%

Cost of Services and Products
Wireline	$68.7	$67.6	$1.1	2%
Wireless	34.2	31.9	2.3	7%
Data Center Colocation	15.8	14.4	1.4	10%
IT Services and Hardware	63.0	62.6	0.4	1%
Eliminations	(7.1)	(7.5)	0.4	5%

Total cost of services and products	$174.6	$169.0	$5.6	3%

Selling, General and Administrative
Wireline	$31.6	$32.4	$(0.8)	(2)%
Wireless	14.3	14.2	0.1	1%
Data Center Colocation	6.8	4.9	1.9	39%
IT Services and Hardware	9.7	9.4	0.3	3%
Corporate and eliminations	4.1	5.7	(1.6)	(28)%

Total selling, general and administrative	$66.5	$66.6	$(0.1)	0%

Depreciation and Amortization
Wireline	$25.6	$25.1	$0.5	2%
Wireless	8.0	8.4	(0.4)	(5)%
Data Center Colocation	13.2	13.0	0.2	2%
IT Services and Hardware	2.2	2.2	—	n/m
Corporate	0.1	0.1	—	n/m

Total depreciation and amortization	$49.1	$48.8	$0.3	1%

Other*
Wireline	$(8.4)	$4.7	$(13.1)	n/m
Wireless	—	—	—	n/m
IT Services and Hardware	—	—	—	n/m
Corporate	0.7	0.8	(0.1)	(13)%

Total other	$(7.7)	$5.5	$(13.2)	n/m

Operating Income
Wireline	$65.2	$55.4	$9.8	18%
Wireless	11.6	15.2	(3.6)	(24)%
Data Center Colocation	11.3	12.8	(1.5)	(12)%
IT Services and Hardware	4.0	1.5	2.5	167%
Corporate	(5.8)	(7.3)	1.5	21%

Total operating income	$86.3	$77.6	$8.7	11%

	*Other includes: gain on sale of assets, restructuring charges, curtailment loss, acquisition costs, and asset impairment

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	September 30,	June 30,	September 30,
	2011	2011	2010

Local access lines	635.3	650.6	686.9

Long distance lines	457.8	467.8	490.2

High-speed internet subscribers
DSL subscribers	221.4	224.6	231.5
Fioptics subscribers	37.3	33.3	23.5

	258.7	257.9	255.0

Fioptics entertainment subscribers	38.0	33.6	25.1

Wireless
Postpaid wireless subscribers	322.2	331.4	348.8
Prepaid wireless subscribers	149.6	155.9	152.3
	471.8	487.3	501.1

Data Center Colocation
Data center capacity (in square feet)	736,000	669,000	621,000
Utilization rate*	86%	90%	87%

*	Data center utilization is calculated by dividing data center square footage that is committed contractually to
	customers, if built, by total data center square footage. Some data center square footage that is committed
	contractually may not yet be billed to the customer.

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2009				2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Local Access Lines

In-Territory:
Primary Residential	392.2	382.8	371.6	362.1	354.1	345.5	336.8	328.9	321.8	313.8	304.8
Secondary Residential	25.8	24.8	23.6	22.7	21.8	20.8	19.3	19.1	18.3	16.3	15.6
Business/ Other	274.3	271.5	268.9	265.4	261.9	258.7	256.2	252.5	250.7	248.7	244.4
Total In-Territory	692.3	679.1	664.1	650.2	637.8	625.0	612.3	600.5	590.8	578.8	564.8

Out-of-Territory:
Primary Residential	35.4	34.8	34.3	33.3	32.9	32.5	32.1	31.2	30.4	29.3	27.8
Secondary Residential	1.3	1.2	1.2	1.1	1.1	1.1	1.0	1.0	0.9	0.9	0.9
Business/ Other	36.3	37.4	38.2	38.9	39.9	40.4	41.5	41.4	41.5	41.6	41.8
Total Out-of-Territory	73.0	73.4	73.7	73.3	73.9	74.0	74.6	73.6	72.8	71.8	70.5

Total Access Lines	765.3	752.5	737.8	723.5	711.7	699.0	686.9	674.1	663.6	650.6	635.3

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	September 30,	June 30,	December 31,
	2011	2011	2010

7% Senior Notes due 2015	$250.7	$250.9	$251.4
8 1/4% Senior Notes due 2017	500.0	500.0	500.0
8 3/4% Senior Subordinated Notes due 2018	625.0	625.0	625.0
8 3/8% Senior Notes due 2020	775.0	775.0	775.0
7 1/4% Senior Notes due 2023	40.0	40.0	40.0
Various Cincinnati Bell Telephone notes	207.5	207.5	207.5
Capital leases and other debt	136.9	135.5	135.0
Net unamortized discount	(9.1)	(9.5)	(10.3)

Total debt	2,526.0	2,524.4	2,523.6

Less: Interest rate swap adjustment	(3.1)	(3.3)	(3.8)
Less: Cash and cash equivalents	(90.7)	(90.1)	(77.3)

Net debt (as defined by the company)	$2,432.2	$2,431.0	$2,442.5

Credit facility availability	$210.0	$188.3	$186.9

Common shares outstanding	195.8	198.9	197.8

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$17.6
Add:
Income tax expense						15.4
Interest expense						53.3

Operating Income (GAAP)	$65.2	$11.6	$11.3	$4.0	$(5.8)	$86.3
Add:
Depreciation and amortization	25.6	8.0	13.2	2.2	0.1	49.1
Gain on sale of assets	(8.4)	—	—	—	—	(8.4)
Acquisition costs	—	—	—	—	0.7	0.7
Legal claim costs	—	—	0.4	—	—	0.4
Pension and other retirement plan expenses	4.8	—	—	—	0.3	5.1

Adjusted EBITDA (Non-GAAP)	$87.2	$19.6	$24.9	$6.2	$(4.7)	$133.2

Adjusted EBITDA Margin	48%	29%	53%	8%	—	36%

	Three Months Ended June 30, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$13.5
Add:
Income tax expense						10.7
Interest expense						53.4

Operating Income (GAAP)	$55.4	$15.2	$12.8	$1.5	$(7.3)	$77.6
Add:
Depreciation and amortization	25.1	8.4	13.0	2.2	0.1	48.8
Acquisition costs	—	—	—	—	0.8	0.8
Asset impairment	0.5	—	—	—	—	0.5
Pension and other retirement plan expenses	9.1	—	—	—	0.4	9.5

Adjusted EBITDA (Non-GAAP)	$90.1	$23.6	$25.8	$3.7	$(6.0)	$137.2

Adjusted EBITDA Margin	49%	34%	57%	5%	—	37%

Sequential dollar change in Adjusted EBITDA	$(2.9)	$(4.0)	$(0.9)	$2.5	$1.3	$(4.0)

Percentage change in Adjusted EBITDA	(3)%	(17)%	(3)%	68%	22%	(3)%

	Three Months Ended September 30, 2010
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$14.5
Add:
Income tax expense						16.1
Interest expense						52.0

Operating Income (GAAP)	$58.9	$15.7	$11.0	$1.8	$(4.8)	$82.6
Add:
Depreciation and amortization	26.3	8.1	11.8	1.9	0.1	48.2
Restructuring charges	—	—	—	—	—	—
Acquisition costs	—	—	—	—	—	—
Pension and other retirement plan expenses	4.0	—	—	—	0.3	4.3

Adjusted EBITDA (Non-GAAP)	$89.2	$23.8	$22.8	$3.7	$(4.4)	$135.1

Adjusted EBITDA Margin	48%	33%	57%	6%	—	38%

Year-over-year dollar change in Adjusted EBITDA	$(2.0)	$(4.2)	$2.1	$2.5	$(0.3)	$(1.9)

Year-over-year percentage change in Adjusted EBITDA	(2)%	(18)%	9%	68%	(7)%	(1)%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$49.0
Add:
Income tax expense						40.1
Interest expense						161.2

Operating Income (GAAP)	$180.2	$43.1	$36.1	$8.7	$(17.8)	$250.3
Add:
Depreciation and amortization	76.1	25.1	38.2	6.6	0.3	146.3
Gain on sale of assets	(8.4)	—	—	—	—	(8.4)
Acquisition costs	—	—	—	—	2.6	2.6
Legal claim costs	—	—	0.4	—	—	0.4
Asset impairment	0.5	1.1	—	—	—	1.6
Pension and other retirement plan expenses	18.9	—	—	—	1.1	20.0

Adjusted EBITDA (Non-GAAP)	$267.3	$69.3	$74.7	$15.3	$(13.8)	$412.8

Adjusted EBITDA Margin	48%	33%	55%	7%	—	38%

	Nine Months Ended September 30, 2010
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$46.9
Add:
Income tax expense						45.9
Loss on extinguishment of debt						10.4
Interest expense						131.5
Other expense, net						0.1

Operating Income (GAAP)	$181.0	$52.2	$25.0	$0.3	$(23.7)	$234.8
Add:
Depreciation and amortization	77.2	25.4	21.6	5.2	0.3	129.7
Restructuring charges	3.3	—	—	1.8	0.1	5.2
Acquisition costs	—	—	—	—	9.1	9.1
Pension and other retirement plan expenses	12.1	—	—	—	0.9	13.0

Adjusted EBITDA (Non-GAAP)	$273.6	$77.6	$46.6	$7.3	$(13.3)	$391.8

Adjusted EBITDA Margin	49%	35%	55%	4%	—	39%

Year-over-year dollar change in Adjusted EBITDA	$(6.3)	$(8.3)	$28.1	$8.0	$(0.5)	$21.0

Year-over-year percentage change in Adjusted EBITDA	(2)%	(11)%	60%	110%	(4)%	5%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Cash provided by operating activities	$80.6	$79.2	$198.5	$204.6

Capital expenditures	(74.5)	(43.0)	(167.0)	(101.2)
Acquisitions, net of cash acquired	—	(1.7)	—	(526.7)
Proceeds from sale of assets	9.8	—	9.8	—
Other, net	(0.1)	0.1	(0.3)	0.5

Cash used in investing activities	(64.8)	(44.6)	(157.5)	(627.4)

Proceeds from issuance of long-term debt	—	2.1	—	1,353.4
(Decrease) increase in corporate credit and receivables facilities, net	—	(10.0)	0.4	(85.9)
Repayment of debt	(2.8)	(6.5)	(9.0)	(791.6)
Debt issuance costs	—	(0.2)	(0.8)	(32.9)
Dividends paid on preferred stock	(2.6)	(2.6)	(7.8)	(7.8)
Common stock repurchase	(10.0)	—	(10.0)	—
Other, net	0.2	(0.3)	(0.4)	(1.2)

Cash (used in) provided by financing activities	(15.2)	(17.5)	(27.6)	434.0

Net increase in cash and cash equivalents	0.6	17.1	13.4	11.2
Cash and cash equivalents at beginning of period	90.1	17.1	77.3	23.0

Cash and cash equivalents at end of period	$90.7	$34.2	$90.7	$34.2

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase in cash and cash equivalents	$0.6	$17.1	$13.4	$11.2
Less adjustments:
Proceeds from issuance of long-term debt	—	(2.1)	—	(1,353.4)
Net increase (decrease) in corporate credit and receivables facilities	—	10.0	(0.4)	85.9
Repayment of debt	2.8	6.5	9.0	791.6
Debt issuance costs	—	0.2	0.8	32.9
Common stock repurchase	10.0	—	10.0	—
Proceeds from sale of assets, net of expenses	(9.1)	—	(9.1)	—
Acquisitions, net of cash acquired	—	1.7	—	526.7
Acquisition costs	0.7	—	2.6	9.1

Free cash flow (as defined by the company)	$5.0	$33.4	$26.3	$104.0

Income tax payments, net of refunds	$—	$—	$(1.3)	$3.3

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended September 30, 2010	$33.4

Decrease in Adjusted EBITDA	(1.9)
Increase in capital expenditures	(31.5)
Decrease in interest payments	9.7
Increase in pension and postretirement payments and contributions	(0.5)
Change in working capital and other	(4.2)

Free Cash Flow for the three months ended September 30, 2011	$5.0

Free Cash Flow for the nine months ended September 30, 2010	$104.0

Increase in Adjusted EBITDA	21.0
Increase in capital expenditures	(65.8)
Increase in interest payments	(12.6)
Increase in pension and postretirement payments and contributions	(18.1)
Change in working capital and other	(2.2)

Free Cash Flow for the nine months ended September 30, 2011	$26.3

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010

Wireline	$27.1	$22.6	$25.5	$31.2	$24.3
Wireless	4.9	0.9	4.8	6.2	1.1
Data Center Colocation	41.0	14.6	21.6	9.4	16.2
IT Services and Hardware	1.5	2.0	0.5	1.7	1.4
Total capital expenditures	$74.5	$40.1	$52.4	$48.5	$43.0

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			September 30, 2011
		September 30, 2011			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$368.8	$—		$368.8

	Costs and expenses
	Cost of services and products	174.6			174.6
	Selling, general and administrative	66.5	(0.4)	[A]	66.1
	Depreciation and amortization	49.1	—		49.1
	Gain on sale of assets	(8.4)	8.4	[B]	—
	Acquisition costs	0.7	(0.7)	[C]	—
	Operating income	86.3	(7.3)		79.0

	Interest expense	53.3	—		53.3

	Income before income taxes	33.0	(7.3)		25.7
	Income tax expense	15.4	(2.9)		12.5

	Net income	17.6	(4.4)		13.2

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$15.0	$(4.4)		$10.6

	Weighted average diluted common shares	200.6	200.6		200.6

	Diluted earnings per common share	$0.07	$(0.02)		$0.05

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Legal claim costs.

B	Gain on sale of assets sold in connection with the home security monitoring business.

C	Acquisition costs consist of legal and professional fees incurred in due diligence.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Three
	Three		Months Ended
	Months Ended		September 30, 2010
	September 30, 2010		Before Special Items
	(GAAP)	Special Items	(Non-GAAP)

Revenue	$351.9	$—	$351.9

Costs and expenses
Cost of services and products	152.8	—	152.8
Selling, general and administrative	68.3	—	68.3
Depreciation and amortization	48.2	—	48.2
Operating income	82.6	—	82.6

Interest expense	52.0	—	52.0

Income before income taxes	30.6	—	30.6
Income tax expense	16.1	—	16.1

Net income	14.5	—	14.5

Preferred stock dividends	2.6	—	2.6

Net income applicable to common shareowners	$11.9	$—	$11.9

Weighted average diluted common shares	204.2	204.2	204.2

Diluted earnings per common share	$0.06	$0.00	$0.06

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Nine
		Nine			Months Ended
		Months Ended			September 30, 2011
		September 30, 2011			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$1,097.1	$—		$1,097.1

	Costs and expenses
	Cost of services and products	502.8	—		502.8
	Selling, general and administrative	197.7	(0.4)	[A]	197.3
	Depreciation and amortization	146.3	—		146.3
	Gain on sale of assets	(8.4)	8.4	[B]	—
	Curtailment loss	4.2	(4.2)	[C]	—
	Acquisition costs	2.6	(2.6)	[D]	—
	Asset impairment	1.6	(1.6)	[E]	—
	Operating income	250.3	0.4		250.7

	Interest expense	161.2	—		161.2

	Income before income taxes	89.1	0.4		89.5
	Income tax expense	40.1	0.2		40.3

	Net income	49.0	0.2		49.2

	Preferred stock dividends	7.8	—		7.8

	Net income applicable to common shareowners	$41.2	$0.2		$41.4

	Weighted average diluted common shares	200.4	200.4		200.4

	Diluted earnings per common share	$0.21	$0.00		$0.21

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Legal claim costs.

B	Gain on sale of assets sold in connection with the home security monitoring business.

C	Curtailment of bargained pension plan as a result of pension service credits being frozen for the majority of the plan participants.

D	Acquisition costs consist of legal and professional fees incurred in due diligence.

E	Impairment recorded to reduce carrying value of property to reflect its estimated fair value.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Nine
		Nine			Months Ended
		Months Ended			September 30, 2010
		September 30, 2010			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$1,014.2	$—		$1,014.2

	Costs and expenses
	Cost of services and products	432.7	—		432.7
	Selling, general and administrative	202.7	—		202.7
	Depreciation and amortization	129.7	—		129.7
	Restructuring charges	5.2	(5.2)	[A]	—
	Acquisition costs	9.1	(9.1)	[B]	—
	Operating income	234.8	14.3		249.1

	Interest expense	131.5	—		131.5
	Loss on extinguishment of debt	10.4	(10.4)	[C]	—
	Other expense, net	0.1	—		0.1

	Income before income taxes	92.8	24.7		117.5
	Income tax expense	45.9	6.0	[D]	51.9

	Net income	46.9	18.7		65.6

	Preferred stock dividends	7.8	—		7.8

	Net income applicable to common shareowners	$39.1	$18.7		$57.8

	Weighted average diluted common shares	204.9	204.9		204.9

	Diluted earnings per common share	$0.19	$0.09		$0.28

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Future lease costs of abandoned office space and costs associated with expense reduction plans.

B	Costs related to CyrusOne acquisition.

C	Loss on extinguishment of the 8 3/8% Senior Subordinated Notes due 2014 and Tranche B Term Loan.

D	Includes a $3.9 million charge for a change in federal tax law related to retiree Medicare drug subsidies, and income tax expense impact from other special items.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2011 Operating Income (GAAP) Guidance	$329

Add:

Depreciation and amortization	195
Gain on sale, acquisition costs, and other	(4)
Pension and other retirement plan expenses	25

2011 Adjusted EBITDA (Non-GAAP) Guidance	$545	*

* Plus or minus 2 percent.

CONTACT:

Cincinnati Bell Inc.
Investor / Media contact:
Kim Sheehy, 513-397-7862
Kim.sheehy@cinbell.com